Exhibit 10.1

SHARE EXCHANGE AGREEMENT

GOODINTEND HOLDINGS LIMITED

FOR THE EXCHANGE OF

CAPITAL STOCK

OF

ALPINE ALPHA 2, LTD.

DATED JULY 6, 2010

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated July 6, 2010 (the “Agreement”) by and among Goodintend Holdings Limited, a BVI Business Company incorporated in the British Virgin Islands (“Goodintend”), Alpine Alpha 2, Ltd., a Delaware corporation (“AA2”) and the shareholders of Goodintend, whose names are set forth on Exhibit A attached hereto (“Goodintend Shareholders”).

WHEREAS, Goodintend Shareholders own 100% of the issued and outstanding ordinary shares of Goodintend, par value $1.00 per share, totaling 23,200 shares (the "Goodintend Shares");

WHEREAS, Goodintend Shareholders believe it is in their best interests to exchange the Goodintend Shares for 23,200,000 shares of common stock of AA2, par value $.001 per share (“AA2 Shares”), and AA2 believes it is in its best interests to acquire the Goodintend Shares in exchange for AA2 Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that:  (i) AA2 shall acquire 100% of the Goodintend Shares in exchange solely for the amount of AA2 Shares set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1      Agreement to Exchange Goodintend Shares for AA2 Shares.  On the Closing Date (as hereinafter defined) and subject to Section 1.4 of this Agreement, Goodintend Shareholders shall sell, assign, transfer, convey and deliver the Goodintend Shares (representing 100% of the issued and outstanding Goodintend Shares), to AA2, and AA2 shall accept the Goodintend Shares from Goodintend Shareholders in exchange for the issuance to Goodintend Shareholders of the number of AA2 Shares set forth opposite the names of Goodintend Shareholders on Exhibit A hereto. The name of AA2 shall later be changed to “China Golf Group,” or any other name approved by Goodintend Shareholders.

Section 1.2      Capitalization.  On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, AA2 shall have authorized (a) 50,000,000 shares of Common Stock, par value $.001 per share, of which 1,236,478 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid; and (b) 1,000,000 shares of Preferred Stock, $.001 par value, of which no shares are issued or outstanding and the detailed shareholdings of which are more particularly set out in Exhibit B hereto.

Section 1.3      Closing.

a.           The closing of the exchange to be made pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. E.S.T. on the day when the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing but no later than July 6, 2010 (the "Closing Date"), at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022. At the Closing, Goodintend Shareholders shall deliver to AA2 the stock certificates representing 100% of the Goodintend Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the Goodintend Shares and payment, AA2 shall issue and exchange with Goodintend Shareholders AA2 Shares, subject to Section 1.4 herein.

Section 1.4      Holdback Shares; Purchase Price Adjustment.

a.                     The Goodintend Shareholders that are listed on Exhibit A-1 (“Pledgors”) agree, jointly and severally, that upon the receipt of their respective AA2 Shares and within five business days after the Closing, such Pledgors shall deposit a total of One Million Five Hundred Thirty Seven Thousand Five Hundred (1,537,500) shares of Common Stock (the “Holdback Shares”) into escrow in accordance with the Holdback Escrow Agreement, substantially in the form as set forth on Exhibit C (the “Holdback Escrow Agreement”). If, after the consummation of the transactions contemplated hereunder, the actual after tax net income of AA2 under the United States generally accepted accounting principles (the “GAAP”) (the “Actual Net Income”) is equal to or greater than 150% of the Make Good Target, as defined below, of the applicable fiscal year (“Targeted Net Income”), then the Holdback Shares of the applicable fiscal year shall be transferred to such Pledgors as allocated on Exhibit A-1 in accordance with the Holdback Escrow Agreement. If, after the consummation of the transactions contemplated hereunder, the Actual Net Income of AA2 is less than the Targeted Net Income, the Holdback Shares of the applicable fiscal year as provided in the Holdback Escrow Agreement, shall be cancelled, and the number of then outstanding Common Stock shall be decreased by the number of Holdback Shares of the applicable fiscal year. Make Good Target shall mean: as may be equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions, the targeted after tax net income of the Company in the applicable fiscal year that is prescribed in the transaction documents in connection with the first offering of the Company’s securities conducted by the Company after the Closing.

b.                    The delivery of the Holdback Shares to Pledgors shall be not later than the fifth business day after AA2’s filing of an annual report on Form 10-K with the Securities and Exchange Commission declaring the annual audited results.

c.                    Notwithstanding anything to the contrary contained herein, in determining whether the Company has achieved the Targeted Net Income, AA2 may disregard any non-cash charge or expense required to be recognized by AA2 under the GAAP, including but not limited to the non-cash charges listed below. In determining whether AA2 has achieved the Targeted Net Income, (1) any liquidated damages payable pursuant to any documents in connection with a AA2’s capital-raising transaction and (2) any cash or non-cash charges for (x) derivatives instruments or (y) arising out of any non-cash compensatory awards made to officers, directors, employees or consultants. Notwithstanding anything to the contrary contained herein, in the event that the delivery of Holdback Shares shall be deemed as an expense or deduction from AA2’s revenues/income for the applicable year under the GAAP, then such expense or deduction shall be excluded for the purpose of determining whether the Targeted Net Income has been achieved by AA2.

Section 1.5      Tax Treatment. The exchange described herein is intended to comply with Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DISCOVERY

AA2 hereby, jointly and severally, represents, warrants and agrees as follows:

Section 2.1       Corporate Organization

a.           AA2 is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by AA2 or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of AA2 (a "AA2 Material Adverse Effect");

b.           Copies of the Articles of Incorporation and By-laws of AA2, with all amendments thereto to the date hereof, have been furnished to Goodintend and Goodintend Shareholders, and such copies are accurate and complete as of the date hereof.  The minute books of AA2 are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of AA2 from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of AA2.

Section 2.2       Capitalization of AA2.  The authorized capital stock of AA2 consists of (a) 50,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”), of which 1,236,478 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid and the detailed shareholdings of which are more particularly set out in Exhibit B hereto; and (b) 1,000,000 shares of Preferred Stock, $.001 par value (“Preferred Stock”), of which no shares are issued or outstanding. The parties agree that they have been informed of the issuances of these AA2 Shares, and that all such issuances of AA2 Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement.  All of the AA2 Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom.  As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of AA2.

Section 2.3        Subsidiaries and Equity Investments. AA2 has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4        Authorization and Validity of Agreements.  AA2 has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by Goodintend and Goodintend Shareholders and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of AA2.  The execution and delivery of this Agreement by AA2 and the consummation by AA2 of the transactions contemplated hereby have been duly authorized by all necessary corporate action of AA2, and no other corporate proceedings on the part of AA2 are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5        No Conflict or Violation.  The execution, delivery and performance of this Agreement by AA2 do not and will not violate or conflict with any provision of its Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which AA2 is a party or by which it is bound or to which any of their respective  properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of AA2, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which AA2 is bound.

Section 2.6        Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by AA2 or the performance by AA2 of its obligations hereunder.

Section 2.7         Brokers’ Fees. AA2 does not have any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 2.8         Material Agreements.  AA2 represents that AA2 is not a party to or bound by any contracts, including, but not limited to any:

a.	employment, advisory or consulting contract;

b.	plan providing for employee benefits of any nature;

c.	lease with respect to any property or equipment;

d.	contract, agreement, understanding or commitment for any future expenditure in excess of $1,000 in the aggregate;

e.	contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

f.
agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the Agreement.

Section 2.9         Absence of Certain Changes or Events.  Since its inception:

a.
  As of the date of this Agreement, AA2 does not know or have  reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of AA2;

b.	there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of AA2; and

c.	there has not been an increase in the compensation payable or to become payable to any director or officer of AA2.

Section 2.10       Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of AA2 in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.11       Litigation.  AA2 represents that (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of AA2, currently threatened against AA2 that may affect the validity of this Agreement or the right of AA2 to enter into this Agreement or to consummate the transactions contemplated hereby; (ii) there is no action, suit, proceeding or investigation pending or, to the best knowledge of AA2, currently threatened against AA2, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against AA2; (iii) AA2 is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; and (iv) there is no action, suit, proceeding or investigation by AA2 or any Subsidiary currently pending or which AA2 intends to initiate.  When any reference to the “knowledge” or “best knowledge” of AA2 is made in this Agreement, such terms shall mean the knowledge that would be gained from due inquiry into the matters referenced.

Section 2.12        No Liabilities.  AA2 represents that except set forth on Schedule 2.12, AA2 has no material liabilities (contingent or otherwise); and (ii) AA2 is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

Section 2.13        Books and Financial Records.  AA2 represents that all the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of AA2 and its Subsidiaries have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each company.

Section 2.14         Employee Benefit Plans.  AA2 represents that the Company does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under applicable laws.

Section 2.15         Tax Returns, Payments and Elections.  AA2 represents that (i) each of AA2 and its Subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below) (ii) all such Tax Returns are accurate, complete and correct in all material respects, and each of AA2 and its Subsidiaries has timely paid all Taxes due; and (iii) each of AA2 and its Subsidiaries has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.  For purposes of this Agreement, the following terms have the following meanings:  “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.16          Securities Laws.  AA2 has complied in all material respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to AA2 and its securities; and (b) all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations.  There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.17          ’34 Act Reports.  None of AA2’s filings with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 2.18          Survival.  Each of the representations and warranties set forth in this Article II shall be deemed represented and made by AA2 at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GOODINTEND AND GOODINTEND SHAREHOLDERS

Goodintend and each of Goodintend Shareholders, severally, represent, warrant and agree as follows:

Section 3.1           Corporate Organization.

a.          Goodintend is a company organized as a BVI Business Company under the laws of the British Virgin Islands, is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Goodintend (a “Goodintend Material Adverse Effect”). Goodintend is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Goodintend.  Goodintend has delivered to Goodintend complete and correct copies of the Memorandum of Association and Articles of Association or similar governing, organization or charter documents (collectively referred to herein as "Charter Documents").  Goodintend is not in violation of any of the provisions of its Charter Documents. The minute books or the equivalent of Goodintend contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders of Goodintend ("Corporate Records"), since the time of its organization.  The ownership records of Goodintend Shares are true, complete and accurate records of the ownership of the Goodintend Shares as of the date of such records and contain all transfers of such Goodintend Shares since the time of it original issuance.

b.           As of the date of this Agreement, Goodintend owns all of the issued and outstanding equity or voting interests in Shenyang Yanzikou Sports and Entertainment Co., Ltd. (“Shenyang Yanzikou”). Shenyang Yanzikou is duly organized, validly existing and in good standing under the laws of the Peoples’ Republic of China (“PRC”) and has all requisite corporate power and authority to own its properties and assets and to conduct its business as is now being or planned to be conducted. Shenyang Yanzikou is in possession of all Approvals  necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Shenyang Yanzikou (a "Shenyang Yanzikou Material Adverse Effect"). Goodintend has delivered to AA2 complete and correct copies of the Memorandum of Association or similar governing, organization or Charter Documents of Shenyang Yanzikou. Shenyang Yanzikou is not in violation of any of the provisions of its Charter Documents. The minute books or the equivalent of Shenyang Yanzikou contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders of Shenyang Yanzikou since the time of its organization.

Section 3.2          Capitalization of Goodintend; Title to the Goodintend Shares.  On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Goodintend shall have authorized 50,000 ordinary shares, par value $1.00 (“Ordinary Shares”), of which 23,200 Goodintend Shares will be issued and outstanding. The Goodintend Shares are the sole outstanding shares of capital stock of Goodintend, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest or any unissued or treasury shares of capital stock of Goodintend.  As of the date hereof and on the Closing Date, each Goodintend Shareholder owns and will own the Goodintend Shares free and clear of any liens, claims or encumbrances and has and will have the right to transfer the Goodintend Shares without consent of any other person or entity.

Section 3.3          Subsidiaries and Equity Investments; Assets.  Goodintend represents and warrants that (i) set forth on Schedule 3.3 is a true and correct list of the entities in which Goodintend, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by Goodintend; (ii) other than with respect to the entities listed on Schedule 3.3, Goodintend does not, directly or indirectly, own any securities or beneficial ownership interests in any other person (including through joint ventures or partnership arrangements) or have any investment in any other person; (iii) Goodintend and its “Subsidiaries” (which for purposes of this Agreement means any entity in which Goodintend or any of its Subsidiaries, directly or indirectly, owns any of the capital stock, equity or similar interests or voting power of such entity at the date of this Agreement) are entities duly organized and validly existing and, except as set forth on Schedule 3.3, in good standing under the laws of the jurisdictions in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted; and (iv) if applicable, each of Goodintend and the Subsidiaries is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect.  Goodintend has provided to AA2 complete and accurate copies of the certificate of incorporation, articles of association (or such other formation documents of Goodintend or its Subsidiaries, as applicable), as amended, and Bylaws, as amended (or other similar organizational documents) of each Subsidiary of Goodintend.

Section 3.4         Authorization and Validity of Agreements.  Goodintend has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Goodintend and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Goodintend are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  Goodintend Shareholders have approved this Agreement on behalf of Goodintend and no other stockholder approvals are required to consummate the transactions contemplated hereby. Each Goodintend Shareholder is competent to execute this Agreement, and has the power to execute and perform this Agreement.  No other proceedings on the part of Goodintend or any Goodintend Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5          No Conflict or Violation.  The execution, delivery and performance of this Agreement by Goodintend or any Goodintend Shareholder does not and will not violate or conflict with any provision of the constituent documents of Goodintend, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Goodintend or any Goodintend Shareholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Goodintend or any Goodintend Shareholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Goodintend or any Goodintend Shareholder is bound.

Section 3.6         Investment Representations.

a.           The AA2 Shares will be acquired hereunder solely for the account of Goodintend Shareholders, for investment, and not with a view to the resale or distribution thereof. Each Goodintend Shareholder understands and is able to bear any economic risks associated with such investment in the AA2 Shares. Each Goodintend Shareholder has had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the AA2 Shares to be acquired under this Agreement.  Each Goodintend Shareholder further has had an opportunity to ask questions and receive answers from AA2’s directors regarding AA2 and to obtain additional information (to the extent AA2’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Each Goodintend Shareholder is at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Non-U.S. Shareholder”) and or is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

b.           No Non-U.S. Shareholder, nor any affiliate of any Non-U.S. Shareholder, nor any person acting on behalf of any Non-U.S. Shareholder or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the AA2 Shares, including, but not limited to, effecting any sale or short sale of securities through any Non-U.S. Shareholder or any of affiliate of any Non-U.S. Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”).  To the best knowledge of the Non-U.S. Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the AA2 Shares are being acquired for investment purposes by the Non-U.S. Shareholders.  The Non-U.S. Shareholder agrees that all offers and sales of AA2 Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any Non-U.S. Shareholder nor the representatives of any Non-U.S. Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no Non-U.S.  Shareholder nor any representative of any Non-U.S.  Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 3.7         Brokers’ Fees. No Goodintend Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8          Material Agreements.  Except as set forth on Schedule 3.8 hereof, neither Goodintend nor any of its Subsidiaries is a party to or bound by any contracts, including, but not limited to any:

a.	employment, advisory or consulting contract;

b.	plan providing for employee benefits of any nature;

c.	lease with respect to any property or equipment with a value exceeding $50,000;

d.	contract, agreement, understanding or commitment for any future expenditure in excess of $50,000 in the aggregate;

e.	contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization exceeding $50,000;

f.
agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the Agreement.

Section 3.9.        Financial Statements.   Set forth on Schedule 3.9 hereof are the audited and consolidated financial statements of Goodintend for the fiscal years ended December 31, 2009 and 2008 (collectively, the “Financial Statements”). The Financial Statements comply as to form and substance in all material respects with the generally accepted accounting principles of the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Goodintend and its Subsidiaries, as applicable, as of the dates thereof and the results of operations and cash flows for the periods then ended.

Section 3.10.      Material Changes.  Since the date of the latest audited balance sheet included in the Financial Statements included on Schedule 3.9 hereof and, except as set forth on Schedule 3.10, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Goodintend Material Adverse Effect, (ii) neither Goodintend nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Goodintend’s or its Subsidiaries’ financial statements pursuant to GAAP.

Section 3.11.     Title to Personal Property and Assets.

a.           Goodintend or one of its Subsidiaries is the true and lawful owner and has good and valid title to all assets (tangible or intangible) reflected on the audited consolidated balance sheet of Goodintend for the fiscal years ended December 31, 2009 and 2008 included in Schedule 3.9 hereof (the “Balance Sheet”, and the date of the Balance Sheet, the “Balance Sheet Date”) or thereafter acquired, except those sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice since the Balance Sheet Date, in each case free and clear of all Liens (as defined below) other than Permitted Liens; and except where the failure to have good and valid title would not result in a Material Adverse Effect.

b.           Goodintend and its Subsidiaries collectively own or lease all tangible assets sufficient for the conduct of its businesses as presently conducted.  Each tangible asset of Goodintend or any of its Subsidiaries is located at one of the real properties owned by Goodintend or its Subsidiaries or real properties leased by Goodintend or its Subsidiaries.  The tangible assets of Goodintend and its Subsidiaries are free from material defects, have been maintained in accordance with the past practice of Goodintend and generally accepted industry practice, are in satisfactory working order and are suitable for the purposes for which they are presently used.  All material leased personal property of Goodintend and its Subsidiaries is in good working order, ordinary wear and tear excepted, and is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

c.           As used in this Agreement, “Lien” shall mean, in respect of any property or assets, any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by Law, including, but not limited to, any lien, mortgage, charge, pledge, security interest, assignment, lease, option, easement, servitude, right-of-way, conditional sales contract, encroachment, restrictive covenant, right of first refusal, right of use or any other right or claim of any kind or nature whatsoever (or any agreement to grant or furnish any of the foregoing) which affects ownership or possession of, or title to, or any interest in, or the right to use or occupy such property or assets;  “Permitted Liens” shall mean (i) Liens imposed by Law, such as carrier's, warehousemen's and mechanic's liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being diligently contested in good faith by appropriate proceedings and for which the Company shall have set aside adequate reserves on its books as required by GAAP, (ii) Liens for taxes that are not yet due, or that are described in Schedule 3.11 hereof and are being diligently contested in good faith by appropriate proceedings and for which Goodintend or its Subsidiaries shall have set aside adequate reserves on its books as required by GAAP, (iii) applicable Laws regulating the use or occupancy of real property or the character, dimensions or locations of the improvements thereon, including, without limitation, building restrictions and zoning laws, so long as the same do not materially impair the value of such property or the operation of the business of Goodintend or Subsidiaries as currently conducted, and (iv) covenants, consents, reservations, servitudes, restrictions, easements, rights of way and other similar rights for utilities, public streets and roadways, so long as the same do not materially impair the value of such property or the operation of the business of Goodintend or Subsidiaries as currently conducted.

Section 3.12.      Governmental Consents.  To the best of Goodintend’s knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court, governmental agency, regulatory authority or political subdivision thereof, or any other entity, is required in connection with the execution, delivery and performance by Goodintend of this Agreement.

Section 3.13        Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation pending (or, to the best knowledge of Goodintend and Goodintend Shareholders, currently threatened) against Shenyang Yanzikou or any of its Subsidiaries or, against any officer or director of Shenyang Yanzikou or any of its Subsidiaries in connection with such officer’s or director’s relationship with, or actions taken on behalf of, Shenyang Yanzikou or any of its Subsidiaries.  There is no pending or, to the knowledge or belief of Goodintend and Goodintend Shareholders, currently threatened, claim or litigation against Goodintend, Shenyang Yanzikou or any of their Subsidiaries.

Section 3.14.       Indebtedness; Compliance.  Except as disclosed on Schedule 3.14 hereof, neither Goodintend nor any of its Subsidiaries is a party to any indenture, debt, loan or credit agreement by which it or any of its properties is bound. Neither Goodintend nor any of its Subsidiaries is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default under), neither Goodintend nor any of its Subsidiaries has received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any court, arbitrator, governmental or administrative agency, regulatory or self regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility, or (iii) or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a  Goodintend Material Adverse Effect or a Shenyang Yanzikou Material Adverse Effect.

Section 3.15        Regulatory Permits.  Goodintend and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Goodintend Material Adverse Effect.

Section 3.16        Money Laundering Laws. The operations of Goodintend and each of its Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Goodintend and each of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of Goodintend and Goodintend Shareholders, threatened

Section 3.17       Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Goodintend or Goodintend Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.18        Survival.  Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Goodintend and Goodintend Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1           Certain Changes and Conduct of Business.

a.     From and after the date of this Agreement and until the Closing Date, AA2 shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of AA2, and without the prior written consent of Goodintend will not, except as required or permitted pursuant to the terms hereof:
i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.
make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.
incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B.	issue any securities convertible or exchangeable for debt or equity securities of AA2;

iv.
make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.
subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a AA2 Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.
enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

b.           From and after the date of this Agreement, Goodintend will and Goodintend will cause Shenyang Yanzikou to:

i.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

ii.
file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

iii.	continue to conduct its business in the ordinary course consistent with past practices;

iv.	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

v.	continue to maintain existing business relationships with suppliers.

c.           From and after the date of this Agreement, Goodintend will not and will ensure that Shenyang Yanzikou does not:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.
make any change in its Business License, Bylaws or other governing documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.
incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B.	issue any securities convertible or exchangeable for debt or equity securities of Goodintend or Shenyang Yanzikou;

iv.
make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.
subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a Goodintend Material Adverse Effect or a Shenyang Yanzikou Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.
enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

Section 4.2       Access to Properties and Records.  Goodintend shall afford AA2’s accountants, counsel and authorized representatives, and AA2 shall afford to Goodintend's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.3        Negotiations.  From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party.  A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

Section 4.4         Consents and Approvals.  The parties shall:

1.         use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

2.         diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5        Public Announcement.  Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.6        Stock Issuance.  From and after the date of this Agreement until the Closing Date, neither of AA2 or Goodintend shall issue any additional shares of its capital stock.

Section 4.7       Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both Goodintend and AA2 may enter into and conclude agreements and/or financing transactions as same relate to and/or are contemplated by any separate written agreements either: (a) annexed hereto as exhibits; or (b) entered into by AA2 with Goodintend executed by both parties subsequent to the date hereof.  These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF GOODINTEND AND GOODINTEND SHAREHOLDERS

The obligations of Goodintend and Goodintend Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both Goodintend and Goodintend Shareholders in their sole discretion:

Section 5.1       Representations and Warranties of AA2. All representations and warranties made by AA2 in this Agreement shall be true and correct on and as of the Closing Date as if again made by AA2 as of such date.

Section 5.2       Agreements and Covenants.  AA2 shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3       Consents and Approvals.  Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4        No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of AA2 shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5        Other Closing Documents.  Goodintend shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of AA2 or in furtherance of the transactions contemplated by this Agreement as Goodintend or its counsel may reasonably request.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF DISCOVERY

The obligations of AA2 to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by AA2 in its sole discretion:

Section 6.1         Representations and Warranties of Goodintend and Goodintend Shareholders.  All representations and warranties made by Goodintend and Goodintend Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 6.2          Agreements and Covenants.  Goodintend and Goodintend Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3          Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4           No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Goodintend or Shenyang Yanzikou, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5.          Other Closing Documents.  AA2 shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Goodintend or in furtherance of the transactions contemplated by this Agreement as AA2 or its counsel may reasonably request.

ARTICLE VII

TERMINATION AND ABANDONMENT

SECTION 7.1       Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a.           By the mutual written consent of  Goodintend, Goodintend Shareholders, and AA2;

b.           By AA2, upon a material breach of any representation, warranty, covenant or agreement on the part of Goodintend or Goodintend Shareholders set  forth in this Agreement, or if any representation or warranty of Goodintend or Goodintend Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "Goodintend Breach"), and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c.           By Goodintend, upon a material breach of any representation, warranty, covenant or agreement on the part of AA2 set forth in this Agreement, or, if any representation or warranty of AA2 shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (a "AA2 Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach.;

d.           By either AA2 or Goodintend, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either Goodintend or AA2, if the Closing shall not have been consummated as a result of AA2 or Goodintend having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

e.           By either Goodintend or AA2 if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2       Procedure Upon Termination.  In the event of termination and abandonment of this Agreement by Goodintend or AA2 pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action.  If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1        Consistency in Reporting.  Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1        Survival of Provisions.  The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.14, 3.9 and 9.1. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2        Publicity.  No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law.  If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3        Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4        Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5         Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to Goodintend or Goodintend Shareholders, to:

Goodintend Holdings Limited
Suite 1503, China Merchants Tower
161, Lujiazui East Road, Pudong
Shanghai, China 200120
Attn: Mr. Ye Bi

with a copy to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attn: Darren Ofsink, Esq.
Fax: 212-688-7273

If to Alpine Alpha 2, Ltd., to:

PO Box 735, Alpine,
New Jersey 07620
Attn:            Mr. James Hahn

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5

Section 9.6        Entire Agreement.  This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7         Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8         Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10      Convenience of Forum; Consent to Jurisdiction.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.11      Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12      Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.13      Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

 Goodintend Holdings Limited

By:  ________________________________
Ye Bi

Title: Director

Alpine Alpha 2, Ltd.

By: ________________________________
   James Hahn

Title: President, Chief Executive Officer
          and Chief Financial Officer

goodintend shareholders

___________________________________

EXHIBIT A

Name of Goodintend Shareholder	Number of Goodintend Shares Being Exchanged	Number o AA2 Shares to be Received	Percentage of the Total Outstanding Common Stock Post-Share Exchange
Zhao Junqiu	200	200,000	0.66%
Hao Ping	200	200,000	0.66%
Zou Zhuangyan	500	,545,088	1.81%
Qi Bojin	1,650	1,650,000	5.48%
Liu Guanwen	100	100,000	0.33%
James J.Fuld Jr. Corporation	450	450,000	1.49%
Cheng Shumei	350	350,000	1.16%
Evan Hahn	425	425,000	1.41%
Alpine Venture Associates, LLC	250	250,000	0.83%
Xiao Bowu	1,600	1,744,282	5.79%
Sabrina Hahn	500	500,000	1.66%
Qin Wenyue	100	100,000	0.33%
Xiaodong Yuan	500	500,000	1.66%
Shumei Cheng	425	425,000	1.41%
Zou Lixin	1,000	1,000,000	3.32%
Chen Jingtong	3,000	3,270,528	10.86%
Top Elect Investments Limited	11,950	13,027,602	43.25%
Total	23,200	24,737,500	82.12%

EXHIBIT A-1

HOLDBACK SHARES PLEDGED BY PLEDGORS

Pledgor	2010 Holdback Shares	2011 Holdback Shares
Zhuangyan Zou	22,544	22,544
Bowu Xiao	72,141	72,141
Chen Jingtong	135,264	135,264
Top Elect Investments Limited	538,801	538,801
Total	768,750	768,750

EXHIBIT B

CAPITALIZATION

EXHIBIT C

HOLDBACK ESCROW AGREEMENT

SCHEDULES TO SHARE EXCHANGE AGREEMENT

Schedule 2.12  Liabilities of AA2

None.

Schedule 3.3                                Subsidiaries

Subsidiaries	Jurisdiction	Percentage Owned by Goodintend
Shenyang Yanzikou Sports and Entertainment Co., Ltd. (“Shenyang Yanzikou”)	PRC	100% by Goodintend
Beijing Shungao Golf Course Management Co., Ltd. (“Beijing Shungao”)	PRC	Contractually controlled by Shenyang Yanzikou
Shanghai Zhonggao Investments Management Co., Ltd. (“Shanghai Zhonggao”)	PRC	Contractually controlled by Shenyang Yanzikou

Schedule 3.8                                Material Agreements

Schedule 3.9                                Financial Statements

Schedule 3.10  Material Changes

None.

Schedule 3.11  Title to Personal Property and Assets

None.

Schedule 3.14  Indebtedness

None.